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                                                                    EXHIBIT 11.1

                 WORLDCORP, INC. AND CONSOLIDATED SUBSIDIARIES

                CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE
                        (in thousands except share data)



                                           1994           1993           1992
                                      --------------  -------------  -------------

Earnings (loss) before
 extraordinary item
  and change in accounting principle     $     8,308   $   (30,945)   $   (42,891)
Extraordinary item                                --            --         (3,253)
Change in accounting principle                    --            --         (1,973)
                                         -----------  ------------    -----------

  Net earnings (loss) applicable to
     common stock                        $     8,308   $   (30,945)   $   (48,117)
                                         ===========  ============    ===========

Weighted average common shares
 outstanding                              15,516,063    14,590,265     14,175,065
Weighted average options and
 warrants treated
  as common stock equivalents                     --            --             --
                                         -----------  ------------    -----------

  Primary number of shares                15,516,063    14,590,265     14,175,065

Incremental weighted average
 options and
  warrants treated as common stock
  equivalents for fully diluted
   purposes                                  276,983            --             --
                                         -----------  ------------    -----------

  Fully diluted number of shares          15,793,046    14,590,265     14,175,065
                                         ===========  ============    ===========

Earnings (loss) per share of common
 stock
  before extraordinary item and
   change in
  accounting principle
  Primary                                $      0.54   $     (2.12)   $     (3.02)
  Fully-diluted                                 0.53             *            *

Earnings (loss) per share of common
 stock from
  extraordinary item
  Primary                                $        --   $        --    $     (0.23)
  Fully-diluted                                   --            --            *

Loss per share of common stock from
 change
  in accounting principle
  Primary                                $        --   $        --    $     (0.14)
  Fully-diluted                                   --            --            *

Net earnings (loss) per share of
 common stock
  Primary                                $      0.54   $     (2.12)   $     (3.39)
  Fully-diluted                                 0.53             *            *

* Fully diluted earnings per share are anti-dilutive